Exhibit 99.1

TWO

BALANCE SHEET

	April 1, 2021	Pro Forma Adjustments			As Adjusted
		(Unaudited)			(Unaudited)
Assets
Current assets:
Cash	$2,500,000	$14,375,000	(a	)	$2,535,937
		287,500	(b	)
		(251,563)	(c	)
		(14,375,000)	(f	)
Prepaid expenses	674,600	—			674,600

Total current assets	3,174,600	35,937			3,210,537
Cash held in Trust Account	200,000,000	14,375,000	(f	)	214,375,000

Total Assets	$203,174,600	$14,410,937			$217,585,537

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$805,823	$—			$805,823
Accrued expenses	458,663	—			458,663
Note payable - related party	80,693	—			80,693

Total current liabilities	1,345,179	—			1,345,179
Deferred underwriting commissions	7,000,000	100,625	(d	)	7,100,625

Total liabilities	8,345,179	100,625			8,445,804
Commitments and Contingencies
Class A ordinary shares; 18,982,942 and 20,413,973 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	189,829,420	14,310,310	(e	)	204,139,730
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—			—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 1,617,058 and 1,652,277 shares issued and outstanding (excluding 18,982,942 and 20,413,973 shares subject to possible redemption), actual and as adjusted, respectively	162	144	(a	)	166
		3	(b	)
		(143)	(e	)
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding (1)	575	—			575
Additional paid-in capital	5,090,233	14,374,856	(a	)	5,090,231
		287,497	(b	)
		(251,563)	(c	)
		(100,625)	(d	)
		(14,310,167)	(e	)
Accumulated deficit	(90,969)	—			(90,969)

Total shareholders’ equity	5,000,001	2			5,000,003

Total Liabilities and Shareholders’ Equity	$203,174,600	$14,410,937			$217,585,537

(1)

This number includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On April 13, 2021, the underwriters partially exercised the over-allotment option to purchase as additional 1,437,500 Public Shares; thus, only 390,625 Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of two (the “Company”) as of April 1, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on April 13, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 Class A ordinary shares (each, a “Public Share” and collectively, the “Public Shares”) at $10.00 per Public Share, generating gross proceeds to the Company of $200.0 million. The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to 3,000,000 additional shares to cover over-allotments, if any. The Underwriter partially exercised the over-allotment option and on April 13, 2021 purchased an additional 1,437,500 Class A ordinary shares (the “Additional Shares”), generating gross proceeds of approximately $14.4 million, and the Company incurred additional offering costs of approximately $352,000 (net of a required reimbursement from the underwriter), of which approximately $101,000 was for deferred underwriting fees (the “Over-Allotment”).

Simultaneously with the closing of the IPO on April 1, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 600,000 Class A ordinary shares (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to two sponsor, a Cayman Islands exempted limited company (the “Sponsor”), generating proceeds of $6.0 million. Simultaneously with the closing of the Over-Allotment on April 13, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 28,750 Private Placement Shares by the Sponsor, generating gross proceeds to the Company of $287,500.

Upon the closing of the IPO, the Over-Allotment and the Private Placement, approximately $214.4 million ($10.00 per share) of the net proceeds of the sale of the Public Shares in the Initial Public Offering and of the Private Placement Shares in the Private Placement were placed in a trust account (“Trust Account”) located in the United States, and invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries, as determined by the Company, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account.

In addition, the Sponsor agreed to forfeit up to 750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on April 13, 2021; thus, only 390,625 Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Shares described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$14,375,000
	Class A ordinary shares		$144
	Additional paid-in capital		$14,374,856
	To record sale of 1,437,500 Additional Shares at $10.00 per Share
(b)	Cash	$287,500
	Class A ordinary shares		$3
	Additional paid-in capital		$287,497
	To record sale of 28,750 Private Placement Shares at $10.00 per Share
(c)	Additional paid-in capital	$251,563
	Cash		$251,563
	To record offering costs on overallotment option, including cash underwriting fee and reimbursement from the underwriter
(d)	Additional paid-in capital	$100,625
	Deferred underwriting commissions		$100,625
	To record additional deferred underwriting fee on overallotment option
(e)	Class A ordinary shares	$143
	Additional paid-in capital	$14,310,167
	Class A ordinary shares subject to possible redemption		$14,310,310
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock
(f)	Trust account	$14,375,000
	Cash		$14,375,000
	To transfer $10.00 per Additional Shares to Trust Account